UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

Financial Gravity Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada –

(State or other jurisdiction of incorporation)

333-144504 –	20-4057712 –
(Commission File Number)	(IRS Employer Identification No.)

800 N. Watters Rd., Suite 120, Allen, Texas 75013 .

(Address of principal executive offices)                   (Zip Code)

Registrant’s telephone number, including area code: (469) 342-9100

__________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Dave Crowley, President of Wealth, has tendered his resignation as the President and Chief Strategy Officer of Financial Gravity Companies, Inc. effective September 19, 2017. Furthermore, Mr. Crowley has tendered his resignation on the Board of Directors, as well as, the positions of Secretary and Treasurer of the Board of Directors effective September 19, 2017.

Mr. Daniel Sundby, currently serving as the President and Chief Sales Officer, has been appointed to the Board of Directors effective September 19, 2017.

Mr. Paul Williams, Chief Financial Officer, has been appointed by the Board of Directors to assume the roles of Secretary and Treasurer effective September 19, 2017.

Mr. George Crumley, a current member of the Board of Directors, has been appointed by the Board of Directors to assume the roles of Assistant Secretary and Assistant Treasurer effective September 19, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL GRAVITY COMPANIES, INC. (Registrant)

Date: September 20, 2017	By:	/s/ John Pollock
Name: John Pollock Title: Chairman/Chief Executive Officer

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